Exhibit 99.1

Behringer Harvard REIT I, Inc. Quarterly Update – First Quarter 2011 The Wanamaker Building, Philadelphia, PA

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; the availability of cash flow from operating activities and other sources for distributions and capital expenditures; our level of debt, existing defaults on certain debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt refinancing as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; changes in the level of financial assistance or support provided by our sponsor or its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Quarterly Report in Form 10-Q for the quarter ended March 31, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, each as filed with the Securities and Exchange Commission.

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com

The Economy: April 2011 GDP and Employment Growth Improving GDP: 2008: 0.0%; 2009: -2.6%; 2010: +2.9%; 1Q 2011: +1.8% Six consecutive quarters of GDP growth Unemployment Rate: 9.0% (April `11) 768,000 non-farm jobs added to payroll YTD through April versus approximately 1 million in full-year 2010 Unemployment rates per attained level of education down across the board The Consumer and Commercial Real Estate Conference Board preliminary May consumer confidence index (CCI): 72.4 (April CCI was 69.8) Index remains static as a result of unemployment and energy prices Sources: Bureau of Economic Analysis, Bureau of Labor Statistics, The Conference Board

Worst Post-WW2 Job Loss Periods Percentage of Workforce

Post-Recession Private Sector Employment Growth Sources: Moody’s Economy.com, Bureau of Labor Statistics

Private Sector Job Creation Improving

Total Employment Source: Bureau of Labor Statistics, Moody’s Economy.com Jobs

Record Corporate Profits Should Lead to Additional Jobs

Annual Change in Quoted Office Rents

Office Deliveries by Year (as a Percent of Inventory)

U.S. Office Occupancy & Rent Growth Forecast

Portfolio Characteristics As of March 31, 2011 63 total properties including: 62 operating properties One non-operating office property 23.4 million square feet 30 markets One BriarLake Plaza, Houston, TX Colorado Building, Washington, DC Loop Central, Houston, TX

10 Largest Markets–by Percent of Net Operating Income As of March 31, 2011 Percent of Net Operating Income * Charlotte’s NOI has been adjusted to exclude the benefit of a $6.3 million non-cash adjustment to write off an acquired below-market rent intangible due to an early lease termination, which represents 8.2% of NOI. 25.0% 13.0% 12.5% 5.6% 5.2% 4.5% 4.3% 3.7% 3.2% 3.1% 0% 5% 10% 15% 20% 25% 30%

Funds from Operations and Modified Funds from Operations FFO for the first quarter 2011 was $31.3 million MFFO for the first quarter 2011 was $11.4 million MFFO definition has been revised to conform to the standard published by the Investment Program Association Excludes $6.5 million straight-line rent adjustment (including free rent) Excludes $10.4 million amortization of above / below market rent intangibles, net Excludes $3.1 million gain on troubled debt restructuring

Same store cash NOI for the first quarter 2011 was $54.6 million, a decrease of $5.2 million, or 8.6%, as compared to the first quarter 2010 results Property revenues were $111.8 million, a decrease of $11.3 million, or 9.2%, in the first quarter 2011 as compared to the first quarter 2010 primarily due to: Decline in same store occupancy from 86% to 83% Reduced rental rates on leasing activity, including an increase of $3.3 million in free rent Lower expense reimbursements from tenants Property expenses were $57.2 million, a decrease of $6.1 million, or 9.7%, in the first quarter 2011, as compared to the first quarter 2010 primarily due to lower real estate taxes Same Store Results – 1st Quarter 2011 vs. 1st Quarter 2010

Same store cash NOI for the first quarter 2011 decreased $4.6 million, or 7.8%, as compared to the fourth quarter 2010 Property revenues decreased $9.6 million, or 7.9%, in the first quarter 2011 as compared to the fourth quarter 2010 primarily due to: Reduced rental rates on leasing activity, including an increase of $1.7 million in free rent Lower expense reimbursements from tenants Property expenses decreased $4.9 million, or 8.0%, in the first quarter 2011 as compared to the fourth quarter 2010 primarily as a result of: Decreased property-related operating expenses Partially offset by higher real estate taxes as we benefited from real estate tax credits recognized in the fourth quarter Same Store Results – 1st Quarter 2011 vs. 4th Quarter 2010

Road to Recovery Conserve cash Sell certain non-core or non-strategic assets Refinance and restructure debt Increase occupancy Explore opportunities to raise property- or company-level capital Look at opportunities to create liquidity for shareholders while optimizing returns

Debt Maturities $0 $48 $72 $639 $1,071 $134 $0 $200 $400 $600 $800 $1,000 $1,200 2011 2012 2013 2014 2015 2016 2017 $661* (in millions) As of March 31, 2011 *Excludes $27 million of debt that matured prior to January 1, 2011 but remains unpaid as of March 31, 2011. $119 } Credit facility

2011 Debt Maturities by Month *Credit Facility Note: Schedule excludes $27.3 million of debt that matured prior to January 1, 2011 but remains unpaid as of March 31, 2011.

Q1 Leasing Activity – Another 1 million square feet In 2010, approximately 3.5 million square feet leased Another 1 million square feet leased in the first quarter of 2011 1 million square feet leased is approximately 4.5% of total portfolio Approximately 73% of expiring square footage retained Leasing cost in first quarter of approximately $21.5 million, or $3.34 per square foot per year of lease term Total concessions associated with first quarter leasing activity include $7.6 million of free rent over the lease term

Leasing Cost Analysis Renewals 885,000 square feet $19.3 million, or $3.35 per square foot per year of lease term, in tenant improvement and commission costs 6.5 years average term Expansions 62,000 square feet $0.7 million, or $2.42 per square foot per year of lease term, in tenant improvement and commission costs 4.5 years average term New leases 92,000 square feet $1.6 million, or $3.87 per square foot per year of lease term, in tenant improvement and commission costs 4.5 years average term 1325 G Street, Washington, DC

Near Term Lease Expirations Scheduled lease expirations for the next four quarters average just over 600,000 square feet per quarter Since 2009, average leasing per quarter has been 792,000 square feet Although occupancy is expected to decline slightly in the first half of 2011 and increase late in the year, leasing activity continues to grow with lease proposals up 12.5% from 90 days ago 719 429 840 461

Long-term Lease Expirations 8.6% 9.0% 9.0% 10.0% As of March 31, 2011 * Represents percentage of total operating properties’ square feet expiring within the period from April 1, 2011 through December 31, 2011.

Amended Charter What It Is Complete revision of Charter to reflect the look and feel of Maryland, public REIT No longer references the NASAA REIT Guidelines; however, certain provisions provide similar stockholder protections (Articles 8 and 11) Includes language that effectively makes mini-tender offers more difficult and costlier What It Isn’t NOT the final step before a shareholder liquidity event, merely a step needed in that direction NOT a guarantee that an exchange listing will be the outcome of a liquidity event Listing Merger/Reverse Merger Portfolio Liquidation

Behringer Harvard REIT I, Inc.


250 West Pratt
Baltimore, MD
Resurgens Plaza
Atlanta, GA
1650 Arch Street
Philadelphia, PA
500 East Pratt Street
Baltimore, MD
St. Louis Place
St. Louis, MO
One Oxmoor Place
Louisville, KY
One BriarLake Plaza
Houston, TX
Energy Centre
New Orleans, LA
The Wanamaker Building
Philadelphia, PA
One Financial Place
Chicago, IL
222 S. Riverside
Chicago, IL
Bank of America Plaza
Charlotte, NC
One & Two Eldridge Place
Houston, TX
United Plaza
Philadelphia, PA
Three Parkway
Philadelphia, PA

27

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com

Playback Information Representatives may log on to DST Vision for a playback of today’s call Shareholders should call toll free (800) 642-1687and use passcode 50760985 Presentation available on our website at www.behringerharvard.com under the heading ‘SEC Filings’ for the Form 8-K filing made today